As filed with the Securities and Exchange Commission on April 30, 2021

Registration Statement No. 333-217845
333-203625
333-188440
333-159508
333-151248
333-151247
333-151245
333-142636
333-91054
333-61432
333-71821
333-71597
333-71029
033-54376
033-48683
033-42972
033-41682
033-39566
033-39455
033-37602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-217845
FORM S-8 REGISTRATION STATEMENT NO. 333-203625
FORM S-8 REGISTRATION STATEMENT NO. 333-188440
FORM S-8 REGISTRATION STATEMENT NO. 333-159508
FORM S-8 REGISTRATION STATEMENT NO. 333-151248
FORM S-8 REGISTRATION STATEMENT NO. 333-151247
FORM S-8 REGISTRATION STATEMENT NO. 333-151245
FORM S-8 REGISTRATION STATEMENT NO. 333-142636
FORM S-8 REGISTRATION STATEMENT NO. 333-91054
FORM S-8 REGISTRATION STATEMENT NO. 333-61432
FORM S-8 REGISTRATION STATEMENT NO. 333-71597
FORM S-8 REGISTRATION STATEMENT NO. 333-71029
FORM S-8 REGISTRATION STATEMENT NO. 033-54376
FORM S-8 REGISTRATION STATEMENT NO. 033-48683
FORM S-8 REGISTRATION STATEMENT NO. 033-42972
FORM S-8 REGISTRATION STATEMENT NO. 033-41682
FORM S-8 REGISTRATION STATEMENT NO. 033-39566
FORM S-8 REGISTRATION STATEMENT NO. 033-39455
FORM S-8 REGISTRATION STATEMENT NO. 033-37602

POST-EFFECTIVE AMENDMENT NO. 2 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-71821

UNDER THE SECURITIES ACT OF 1933

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0619596 (I.R.S. Employer Identification No.)

401 Merritt 7
 Norwalk, Connecticut 06851
 (203) 614-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frontier Communications Corporation 2017 Equity Incentive Plan
Frontier Communications 401(k) Savings Plan
Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates
Frontier Communications Corporation 2013 Equity Incentive Plan
Frontier Communications Corporation 2009 Equity Incentive Plan
Citizens Utilities Company Management Equity Incentive Plan
Citizens Utilities Company 1996 Equity Incentive Plan
Citizens Communications Company Amended And Restated 2000 Equity Incentive Plan
Citizens Communications Company Non-Employee Directors’ Equity Incentive Plan
Frontier Union 401(k) Savings Plan
Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan
Citizens Utilities Non-Employee Directors’ Fee Deferral Plan
Citizens Utilities Employee Stock Purchase Plan
Citizens Utilities Company Equity Incentive Plan

(Full title of the plans)

Mark D. Nielsen
401 Merritt 7
Norwalk, Connecticut 06851
(203) 614-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy Cruickshank
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446 4794

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments are being filed by Frontier Communications Corporation (the “Company”) to deregister all shares of common stock, par value $0.25 (“Common Stock”), of the Company remaining unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)
Registration Statement on Form S-8 (No. 333-217845), pertaining to the registration of 65,000,000 shares of Common Stock for the Frontier Communications Corporation 2017 Equity Incentive Plan, which was filed with the SEC on May 10, 2017;

(2)
Registration Statement on Form S-8 (No. 333-203625), pertaining to the registration of 10,000,000 shares of Common Stock for (i) the Frontier Communications 401(k) Savings Plan and (ii) the Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates, which was filed with the SEC on April 24, 2015;

(3)
Registration Statement on Form S-8 (No. 333-188440), pertaining to the registration of 20,000,000 shares of Common Stock for the Frontier Communications Corporation 2013 Equity Incentive Plan, which was filed with the SEC on May 8, 2013;

(4)
Registration Statement on Form S-8 (No. 333-159508), pertaining to the registration of 10,000,000 shares of Common Stock for the Frontier Communications Corporation 2009 Equity Incentive Plan, which was filed with the SEC on May 27, 2009;

(5)
Registration Statement on Form S-8 (No. 333-151248), pertaining to the registration of 75,609 shares of Common Stock for the Citizens Utilities Company Management Equity Incentive Plan, which was filed with the SEC on May 29, 2008;

(6)
Registration Statement on Form S-8 (No. 333-151247), pertaining to the registration of 1,195,115 shares of Common Stock for the Citizens Utilities Company 1996 Equity Incentive Plan, which was filed with the SEC on May 29, 2008;

(7)
Registration Statement on Form S-8 (No. 333-151245), pertaining to the registration of 3,000,000 shares of Common Stock for the Citizens Communications Company Amended And Restated 2000 Equity Incentive Plan, which was filed with the SEC on May 29, 2008;

(8)
Registration Statement on Form S-8 (No. 333-142636), pertaining to the registration of 2,540,761 shares of Common Stock for the Citizens Communications Company Non-Employee Directors’ Equity Incentive Plan, which was filed with the SEC on May 4, 2007;

(9)
Registration Statement on Form S-8 (No. 333-91054), pertaining to the registration of 2,500,000 shares of Common Stock for the Frontier Union 401(k) Savings Plan, which was filed with the SEC on June 24, 2004;

(10)
Registration Statement on Form S-8 (No. 333-61432), pertaining to the registration of 12,500,000 shares of Common Stock for the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan, which was filed with the SEC on May 23, 2001;

(11)
Registration Statement on Form S-8 (No. 333-71821), pertaining to the registration of 1,200,000 shares of Common Stock for the Citizens Utilities Non-Employee Directors’ Fee Deferral Plan, which was originally filed with the SEC on February 5, 1999 and amended on May 4, 2007;

(12)
Registration Statement on Form S-8 (No. 333-71597), pertaining to the registration of 2,500,000 shares of Common Stock for the Citizens Utilities Employee Stock Purchase Plan, which was filed with the SEC on February 2, 1999;

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(13)
Registration Statement on Form S-8 (No. 333-71029), pertaining to the registration of 12,000,000 shares of Common Stock for the Citizens Utilities Company Equity Incentive Plan, which was filed with the SEC on January 22, 1999;

(14)	Registration Statement on Form S-8 (No. 033-54376), which was filed with the SEC on November 9, 1992;

(15)	Registration Statement on Form S-8 (No. 033-48683), which was filed with the SEC on June 17, 1992;

(16)	Registration Statement on Form S-8 (No. 033-42972), which was filed with the SEC on September 25, 1991;

(17)	Registration Statement on Form S-8 (No. 033-41682), which was filed with the SEC on July 12, 1991;

(18)	Registration Statement on Form S-8 (No. 033-39566), which was filed with the SEC on March 26, 1991;

(19)	Registration Statement on Form S-8 (No. 033-39455), which was filed with the SEC on March 20, 1991; and

(20)	Registration Statement on Form S-8 (No. 033-37602), which was filed with the SEC on November 2, 1990

On April 14, 2020, the Company and all of its subsidiaries filed voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Frontier Communications Corporation, et. al., Case no. 20-22476 (RDD). On April 30, 2021, the Company emerged from the Chapter 11 Cases, pursuant to that certain Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, which was confirmed by the Bankruptcy Court on August 27, 2020.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Norwalk, Connecticut, on April 30, 2021.

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer

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